SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BA MERCHANT SRVCS

          GABELLI FUNDS, LLC
               THE GABELLI VALUE FUND,INC.
                                 4/08/99           50,000            20.4250
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 4/09/99           27,500            25.0500
                                 4/09/99           62,500            20.4250
          GABELLI ASSOCIATES LTD
                                 4/09/99           20,000            20.3750
                                 4/09/99           20,000            20.2500
          GABELLI ASSOCIATES FUND
                                 4/09/99          209,300            20.2500





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.